EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-effective Registration Statement Amendment No. 2 on Form S-3 to Form S-1 and (File No. 333- 268062) on Form S-1 of our report dated October 13, 2023, relating to the consolidated financial statements of Vintage Wine Estates, Inc., appearing in the Annual Report on Form 10-K of Vintage Wine Estates, Inc., as of and for the year ended June 30, 2023. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Raleigh, North Carolina

November 17, 2023